UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________
FORM 8-K
___________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
October 29, 2026
Date of Report
(Date of earliest event reported)
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GENWORTH FINANCIAL, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11011 West Broad Street, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)
(804) 281-6000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	GNW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Thomas J. McInerney

On October 30, 2026, Genworth Financial, Inc. (the “Company”) announced that Thomas J. McInerney will retire as President and Chief Executive Officer (Principal Executive Officer) of the Company, effective as of the close of business on December 31, 2026. Mr. McInerney will also resign as a member of the Board of Directors of the Company (the “Board”) at the same time. Mr. McInerney’s retirement is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Jerome T. Upton as President and Chief Executive Officer and Board Member

In connection with Mr. McInerney’s retirement, the Board will appoint Jerome T. Upton as President and Chief Executive Officer (Principal Executive Officer) of the Company, effective as of January 1, 2027. The Board will also elect Mr. Upton to the Board to fill the vacancy resulting from Mr. McInerney’s resignation from the Board effective as of January 1, 2027. Until such time, Mr. McInerney and Mr. Upton will work together to ensure a seamless transition.

Information about Mr. Upton’s business experience is reported in our Annual Report on Form 10-K filed on February 27, 2026 at Item 10 (Directors, Executive Officers and Corporate Governance). As previously announced on October 8, 2026, in connection with the resignation of Darren W. Woodell, Mr. Upton will also serve as the Company’s Principal Accounting Officer on an interim basis, effective in early November 2026. Additionally, as previously reported, Mr. Upton served as Interim President and Chief Executive Officer (Principal Executive Officer) of the Company from July 7, 2026 to September 2, 2026, while Mr. McInerney was on a medical leave of absence.

Appointment of Angela R. Simmons as Executive Vice President and Chief Financial Officer

In connection with Mr. Upton’s appointment as President and Chief Executive Officer, Angela R. Simmons will be appointed as Executive Vice President and CFO (Principal Financial Officer) of the Company effective as of January 1, 2027.

Ms. Simmons, age 53, has been with Genworth since 2002, holding leadership roles spanning capital markets, SEC reporting, controllership and finance. Prior to becoming the CFO of the Company’s Closed Block businesses in 2020, Ms. Simmons served as Controller for the Company’s U.S. Life Insurance business and spent more than a decade leading the Company’s SEC Reporting function. Ms. Simmons received a B.S. in Accounting from the University of Virginia.

Other Information

There are no arrangements or understandings between Mr. Upton or Ms. Simmons and any other persons pursuant to which either of them expects to be appointed. Neither Mr. Upton nor Ms. Simmons has any family relationship with any of the Company’s directors or executive officers or any person nominated or chosen by the Company to become a director or executive officer. Neither Mr. Upton nor Ms. Simmons has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The Company expects to approve new compensation terms for Mr. Upton and Ms. Simmons at a later date with respect to their new positions, and the Company will disclose those compensatory terms by an amendment to this Report.

Item 7.01	Regulation FD Disclosure.
A copy of the press release announcing these events is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filings.

Item 9.01	Financial Statements and Exhibits.
The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release dated October 30, 2026

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: October 30, 2026	By:	/s/ Michael J. McCullough
Michael J. McCullough
Senior Vice President and Corporate Secretary